Exhibit 10.1

POLYCOM, INC.

2011 EQUITY INCENTIVE PLAN

(May 27, 2015 Amendment and Restatement)

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan became effective as of May 26, 2011, subject to approval by an affirmative vote of the holders of a majority of the Shares that were present in person or by proxy and entitled to vote at the 2011 Annual Meeting of Stockholders of the Company. The Plan subsequently was amended and restated effective as of July 1, 2011, to reflect applicable adjustments in Share numbers resulting from the 2-for-1 stock split of the Company’s common stock effected on that date. The Plan was amended and restated further effective as of June 5, 2013, subject to approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2013 Annual Meeting of Stockholders of the Company. The Plan is hereby amended and restated effective as of May 27, 2015, subject to approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2015 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Subsidiaries, (b) consultants who provide significant services to the Company and its Subsidiaries, and (c) directors of the Company who are employees of neither the Company nor any Subsidiary. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.3 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company’s common stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.4 “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares.

2.5 “Award Agreement” means the written agreement (which may be in electronic form) setting forth the terms and conditions applicable to each Award granted under the Plan.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash Flow” means as to any Performance Period, cash generated from operating activities.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.10 “Company” means Polycom, Inc., a Delaware corporation, or any successor thereto.

2.11 “Consultant” means any consultant, independent contractor, or other person who is a natural person and provides significant services to the Company or its Subsidiaries, but who is neither an Employee nor a Director; provided, however, that the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the 1933 Act. For the avoidance of doubt, such significant services may include services as a legal director, or as a member of the board of directors, of a Subsidiary, as applicable.

2.12 “Customer Satisfaction” means as to any Performance Period, the objective and measurable goals approved by the Committee that relate to fulfillment of customer expectations and/or customer ratings.

2.13 “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.16 “Earnings Per Share” means as to any Performance Period, the Company’s after-tax Profit, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

2.17 “Employee” means any employee of the Company or of a Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.18 “Exchange Program” means a program established by the Committee, subject to stockholder approval as set forth in Section 3.2, under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 4.3, nor (ii) transfer or other disposition permitted under Section 13.7.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20 “Fair Market Value” means the closing per share selling price for Shares on Nasdaq on the relevant date, or if there were no sales on such date, the closing sales price on the immediately preceding trading date, as reported by The Wall Street Journal or such other source selected in the discretion of the Committee (or its delegate). Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.21 “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

2.22 “Fiscal Year” means the fiscal year of the Company.

2.23 “Full Value Award” means an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.

2.24 “Grant Date” means, with respect to an Award, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.25 “Incentive Stock Option” means an Option that by its terms qualifies as and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.26 “Margin” means as to any Performance Period, Revenue less appropriate costs and expenses for the type of margin determined by the Committee (for example, but not by way of limitation, gross margin, operating margin or contribution margin).

2.27 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Subsidiary.

2.28 “Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.29 “Option” means a stock option to purchase Shares. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.30 “Participant” means the holder of an outstanding Award.

2.31 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Customer Satisfaction, (c) Earnings Per Share, (d) Margin, (e) Product Quality, (f) Product Unit Sales, (g) Profit, (h) Return on Equity, (i) Revenue and (j) Total Shareholder Return.

2.32 “Performance Period” means any Fiscal Year or such other period longer or shorter than a Fiscal Year but, in any case, not shorter than a Fiscal Quarter or longer than four (4) Fiscal Years, as determined by the Committee in its sole discretion.

2.33 “Performance Share” means an Award granted to a Participant pursuant to Section 9.

2.34 “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

2.35 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.36 “Plan” means the Polycom, Inc. 2011 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.37 “Product Quality” means as to any Performance Period, the objective and measurable goals approved by the Committee for the creation or manufacture of products, which goals may include (but not by way of limitation) conformance to design specifications or requirements not to exceed specified defect levels.

2.38 “Product Unit Sales” means as to any Performance Period, the number of product units sold to third parties.

2.39 “Profit” means as to any Performance Period, income.

2.40 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.41 “Restricted Stock Unit or RSU” means an Award granted to a Participant pursuant to Section 10.

2.42 “Retirement” means, in the case of an Employee or a Nonemployee Director, a Termination of Service occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.43 “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s after-tax Profit divided by average stockholder’s equity.

2.44 “Revenue” means as to any Performance Period, the Company’s net revenues generated from third parties.

2.45 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.46 “Section 16(b)” means Section 16(b) of the 1934 Act.

2.47 “Section 16 Person” means an individual who, with respect to Shares, is subject to Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.

2.48 “Shares” means the shares of common stock of the Company.

2.49 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.50 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.51 “Tax Obligations” means tax and social insurance or social security liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local income, employment and any other taxes (including the Participant’s FICA obligation) that are required to be withheld by the Company or the employing Company affiliate, (b) the Participant’s and, to the extent required by the Company (or Subsidiary), the Company’s (or Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, exercise of an Award or sale of Shares, and (c) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Participant has, or has agreed to, bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).

2.52 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or a Subsidiary; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board. Notwithstanding the foregoing, the Committee, in its discretion, may specify in an Award Agreement that a Termination of Service will not be deemed to occur when, without interruption of service, the Participant’s status as an Employee, Consultant or Director changes to a different status as an Employee, Consultant or Director, as applicable (for example, if a Participant who is an Employee ceases to be an Employee but immediately thereafter becomes a Consultant).

2.53 “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are (a) “outside directors” under Section 162(m), and (b) “non-employee directors” under Rule 16b-3.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program.

3.3 Delegation by the Committee or Board. The Committee or the Board, each in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of the Committee’s authority and powers under the Plan to one or more Directors and/or officers of the Company, except that the Committee may not delegate all or any part of its authority under the Plan with respect to Awards granted to a Section 16 Person. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify. To the extent of any authority delegated by the Committee or the Board to a delegate or delegates under this Section 3.3, any reference to the Committee in this Plan and any Award Agreement also shall be deemed to include reference to the applicable delegate or delegates.

3.4 Decisions Binding. All interpretations, determinations and decisions made by the Committee, the Board, and any authorized delegate of the Committee or the Board pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available issuance under the Plan shall equal the sum of (a) 35,900,000 and (b) any Shares (not to exceed 13,636,548) that otherwise would have been returned to the 2004 Equity Incentive Plan after May 26, 2011, on account of the expiration, cancellation or forfeiture of awards granted under the Company’s 1996 Stock Incentive Plan or 2004 Equity Incentive Plan. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Full Value Awards, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Full Value Awards, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Full Value Awards are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 4.2, subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 4.2.

4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the number of Restricted Stock Units to be granted under Section 12.2. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

4.4 Full Value Awards. Full Value Awards granted before June 5, 2013, under the Plan shall count against the numerical limits in Section 4.1 of the Plan as 1.83 Shares for every one Share subject thereto. If Shares acquired pursuant to Full Value Awards granted before June 5, 2013, are forfeited to the Company and otherwise would return to the Plan pursuant to Section 4.2 of the Plan, 1.83 times the number of Shares so forfeited shall become available for issuance. Full Value Awards granted on or after June 5, 2013, under the Plan shall count against the numerical limits in Section 4.1 of the Plan as 1.54 Shares for every one Share subject thereto. If Shares acquired pursuant to Full Value Awards granted on or after June 5, 2013, are forfeited to the Company and otherwise would return to the Plan pursuant to Section 4.2 of the Plan, 1.54 times the number of Shares so forfeited shall become available for issuance.

4.5 Per Person Award Limits. Notwithstanding any provision to the contrary under the Plan, during the Fiscal Year, no Participant shall be granted Awards with an aggregate grant date fair value (determined in accordance with Item 402(c)(2)(v) and (vi) of Regulation S-K [17 CFR Part 229] and applicable instructions thereto) exceeding $10,000,000; provided, however, that during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted additional Awards with an aggregate grant date fair value (determined in accordance with Item 402(c)(2)(v) and (vi) of Regulation S-K [17 CFR Part 229] and applicable instructions thereto) of up to $5,000,000.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares, subject to Section 4.5. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. The Exercise Price of each Nonqualified Stock Option shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the other provisions of this Section 5.3, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an Exercise Price less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date.

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death. With respect to extensions that were not included in the original terms of the Option but were provided by the Committee after the Grant Date, if at the time of any such extension, the Exercise Price of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (a) the maximum term of the Option as set by its original terms, or (b) ten (10) years from the Grant Date.

5.4.3 Committee Discretion. Subject to the ten and thirteen-year limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options). With respect to the Committee’s authority in Section 5.4.3(b), if, at the time of any such extension, the Exercise Price of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its originals terms, or (2) ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 5.4.3 shall comply with Section 409A of the Code to the extent applicable.

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. An Option may not be exercised for a fraction of a Share. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the aggregate exercise price for the exercised Shares. All exercise notices shall be given in the form and manner specified by the Company (or its designee) from time to time.

The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price of the exercised Shares, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the exercised Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4.3 of the Plan.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three (3) month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one (1) year period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option).

5.8.3 Employees Only. Incentive Stock Options may be granted only to persons who are Employees on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.8.5 Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to Section 4.5.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date pursuant to the rules of Section 5.3.3, which also shall apply to SARs.

6.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.4 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times

(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, subject to Section 4.5.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify any Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee (or its designee(s)) determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Committee, in its discretion, may require that a legend be placed on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock Award shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall be forfeited and revert to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.

SECTION 8

PERFORMANCE UNITS

8.1 Grant of Performance Units. Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant, subject to Section 4.5.

8.2 Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee, in its discretion, shall set any performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify any applicable Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1 General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units shall be based on the achievement of Performance Goals. In that case, the Performance Goals shall be set by the Committee on or before the Determination Date. In granting Performance Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4 Earning of Performance Units. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which any applicable performance objectives have been achieved and any time-based or other vesting requirements have been satisfied. After the grant of a Performance Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit and may accelerate the time at which any restrictions will lapse or be removed.

8.5 Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be made as soon as practicable after the expiration of the applicable Performance Period (subject to any deferral permitted under Section 13.1), or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period) or in a combination thereof.

8.6 Cancellation of Performance Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Units shall be forfeited to the Company, and, subject to Section 4.2, again shall be available for grant under the Plan.

SECTION 9

PERFORMANCE SHARES

9.1 Grant of Performance Shares. Performance Shares may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant, subject to Section 4.5.

9.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

9.3 Performance Share Agreement. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4 Performance Objectives and Other Terms. The Committee, in its discretion, shall set any performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Shares that will be paid out to the Participants. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4.1 General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

9.4.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that any performance objectives applicable to Performance Shares shall be based on the achievement of Performance Goals. In that case, the Performance Goals shall be set by the Committee on or before the Determination Date. In granting Performance Shares that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.5 Earning of Performance Shares. After the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which any applicable performance objectives for the Performance Period have been achieved and any time-based or other vesting requirements have been satisfied. After the grant of a Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Share and may accelerate the time at which any restrictions will lapse or be removed.

9.6 Form and Timing of Payment of Performance Shares. Payment of vested Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period (subject to any deferral permitted under Section 13.1), or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares or in a combination thereof.

9.7 Cancellation of Performance Shares. On the date set forth in the Award Agreement, all unvested Performance Shares shall be forfeited to the Company, and except as otherwise determined by the Committee and, subject to Section 4.2, again shall be available for grant under the Plan.

SECTION 10

RESTRICTED STOCK UNITS

10.1 Grant of RSUs. Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, subject to Section 4.5.

10.2 Value of RSUs. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

10.3 RSU Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

10.4 Vesting and Other Terms. The Committee, in its discretion, shall set any performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any applicable Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

10.4.1 General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

10.4.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Restricted Stock Units shall be based on the achievement of Performance Goals. In that case, the Performance Goals shall be set by the Committee on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10.5 Earning of RSUs. After the applicable vesting period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the vesting period. After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any vesting condition that must be met to receive a payout for such Restricted Stock Unit and may accelerate the time at which any restrictions will lapse or be removed.

10.6 Form and Timing of Payment of RSUs. Payment of vested Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement (subject to any deferral permitted under Section 13.1) or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.

10.7 Cancellation of RSUs. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee and, subject to Section 4.2, again shall be available for grant under the Plan.

SECTION 11

PERFORMANCE-BASED COMPENSATION UNDER CODE SECTION 162(m)

11.1 General. If the Committee, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan. The Committee, in its discretion, also may grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

11.2 Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may, in the discretion of the Committee, be made subject to the attainment of Performance Goals. Any Performance Goal used may be measured (a) in absolute terms, (b) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (c) in relative terms (including, but not limited to, as compared to results for other periods of time, and/or against another company, companies or an index or indices), (d) on a per-share or per-capita basis, (e) against the performance of the Company as a whole or a specific business unit(s) or product(s) of the Company and/or (f) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee will determine whether any significant element(s) or item(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined by the Committee prior to the Determination Date, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results. The Performance Goals may differ from Participant to Participant and from Award to Award.

11.3 Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, on or before the Determination Date (i.e., within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period or such other time as may be required or permitted by Section 162(m) of the Code), the Committee will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) determine the Performance Period, (iii) establish the Performance Goals and amounts that may be earned for the Performance Period, and (iv) determine any other terms and conditions applicable to the Award(s).

11.4 Additional Limitations. Notwithstanding any other provision of the Plan, any Award that is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as “performance-based compensation” under Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

11.5 Determination of Amounts Earned. Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such

Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a change in control or in the event of a termination of employment following a change in control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a change in control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

SECTION 12

NONEMPLOYEE DIRECTOR AWARDS

12.1 General. Nonemployee Directors will be eligible to be granted all types of Awards under this Plan, including discretionary Awards not covered under this Section 12. All grants of Restricted Stock Units to Nonemployee Directors pursuant to this Section 12 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

12.2 Awards.

12.2.1 Initial Grants. Each Nonemployee Director who first becomes a Nonemployee Director on or after the 2015 Annual Meeting of the Company’s Stockholders, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, the number of Restricted Stock Units determined by multiplying (A) 20,000 by (B) the percentage determined by dividing (i) the number of calendar months that remain in the one-year period commencing on the date of the last Annual Meeting of the Company’s Stockholders immediately preceding the date the individual is first appointed or elected as a Nonemployee Director, including the month in which the individual is so appointed or elected, by (ii) 12, rounded down to the nearest whole Restricted Stock Unit.

12.2.2 Ongoing Grants. Each Nonemployee Director who is reelected as such at an Annual Meeting of the Company’s Stockholders, automatically shall receive, as of the date of such Annual Meeting, 20,000 Restricted Stock Units.

12.3 Terms of Restricted Stock Unit Awards.

12.3.1 Award Agreement. Each Award of Restricted Stock Units granted pursuant to this Section 12 shall be evidenced by a written Award Agreement between the Participant and the Company.

12.3.2 Vesting Schedule/Period of Restriction. Each Award of Restricted Stock Units granted pursuant to this Section 12 shall vest at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. Except as otherwise determined by the Committee in its sole discretion and set forth in the Award Agreement, once a Participant ceases to be a Director, the Shares subject to Restricted Stock Units that have not vested shall revert to the Company at no cost to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.

12.3.3 Other Terms. All provisions of the Plan not inconsistent with this Section 12 shall apply to Awards of Restricted Stock Units granted to Nonemployee Directors.

12.4 Elections by Nonemployee Directors. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Shares or Awards granted under the Plan. The number of Shares subject to Awards received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 12.4 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3. Unless otherwise determined by the Committee, the elections permitted under this Section 12.4 shall comply with Section 409A of the Code.

SECTION 13

MISCELLANEOUS

13.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. If the Committee permits any deferral elections, the Committee may determine that the deferral shall be subject to such rules, conditions and procedures as the Committee determines in its sole discretion and, unless otherwise expressly determined by the Committee, shall comply with the requirements of Section 409A of the Code. To the extent a deferral is intended to comply with Section 409A of the Code, any ambiguities or ambiguous terms of the Plan, the applicable Award Agreement and the deferral election, shall be interpreted to comply with the requirements of Section 409A.

13.2 Compliance with Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, including with respect to any ambiguities or ambiguous terms, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Notwithstanding the foregoing, in no event will the Company reimburse any Participant for any taxes that may be imposed upon Participant as a result of Code Section 409A.

13.3 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award granted under the Plan shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Board or the Committee, as applicable, may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

13.4 No Effect on Employment or Service. Neither the Plan nor any Award will be interpreted as forming an employment or service relationship with the Company or any Subsidiary. Further, neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a service provider with the Company or any Subsidiary, nor will they interfere with or limit in any way the right of the Company or Subsidiary to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a Termination of Service. Employment with the Company and its Subsidiaries is on an at-will basis only.

13.5 Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

13.6 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

13.7 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

13.8 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

13.9 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 13.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made without consideration and in accordance with such procedures as the Committee may specify from time to time.

13.10 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 14

AMENDMENT, TERMINATION, AND DURATION

14.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

14.2 Duration of the Plan. The Plan as amended and restated became effective as of May 27, 2015, and subject to Section 14.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after May 26, 2021.

SECTION 15

TAX WITHHOLDING

15.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), or at such earlier time as the Tax Obligations are due, the Company (and/or Subsidiary, as applicable) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or Subsidiary, as applicable), an amount sufficient to satisfy all Tax Obligations.

15.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Committee in its discretion from time to time, these methods may include one or more of the following: (a) paying cash, (b) electing to have the Company (or Subsidiary, as applicable) withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Committee determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Committee, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company (or Subsidiary), as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

SECTION 16

LEGAL CONSTRUCTION

16.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.3 Requirements of Law. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

16.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

16.5 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16.6 Inability to Obtain Authority. The Company will not be required to issue any Shares, cash or other property under the Plan unless all the following conditions are satisfied: (a) the admission of the Shares or other property to listing on all stock exchanges on which such class of stock or property then is listed; (b) the completion of any registration or other qualification or rule compliance of the Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental regulatory body, as counsel to the Company, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. federal, state or other governmental agency, which counsel to the Company, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Grant Date, vesting and/or exercise as the Company may establish from time to time for reasons of administrative convenience. If the Committee determines, in its absolute discretion, that one or more of the preceding conditions will not be satisfied, the Company automatically will be relieved of any liability with respect to the failure to issue the Shares, cash or other property as to which such requisite authority will not have been obtained.

16.7 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

16.8 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.